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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

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                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report:  July 11, 2001

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                            GENCOR INDUSTRIES, INC.

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Incorporated                    Commission               IRS Employer
In the State of                 File Number               ID Number
  Delaware                         0-3821                 59-0933147


            5201 NORTH ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810

                                (407) 290-6000
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ITEM 5. OTHER EVENTS

July 11, 2001- Gencor Industries, Inc., Orlando-based manufacturer of industrial machinery equipment ("Gencor" or the "Company"), announced today the confirmation of its Chapter 11 plan for reorganization by the Honorable Karen S. Jennemann in the United States Bankruptcy Court for the Middle District of Florida. The plan provides for 100% repayment to all creditors and vendors without dilution to equity.

Gencor's Chairman, E.J. Elliott stated, "We are extremely pleased to have confirmed our Chapter 11 plan of reorganization, particularly in light of the many challenges which confronted the Company during the case. Looking ahead, we are encouraged by the Company's prospects. The Company is well-positioned in its core markets and possesses the key resources necessary to be the unquestioned leader in each of its products and markets."

Mr. Elliott continued, "The Company has been enjoying positive and profitable results both domestically and abroad and the positive operating trend and financial strength gives the Company good reason to be optimistic about the future." The Company's operations and cash flow, along with the proceeds from the divestiture of the CPM business unit has allowed the reduction of more than $72 million of bank indebtedness in the last 9 months.

The Company wishes to thank all those who played a significant part in the successful outcome for the Company and all concerned. Gencor wishes to acknowledge and thank its customers, employees, vendors and associates worldwide for their loyalty and support during this difficult period. Gencor is looking forward with great anticipation to a very bright and profitable long-term future filled with continued growth and prosperity.

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

This press release may contain forward looking statements, including but not limited to, statements regarding the consummation of the Company's plan of reorganization, the future prospects of the Company, and the continuation of current positive operating trends. Such statements are subject to numerous risks and uncertainties, including, but not limited to, the effectiveness of the Company's plan of reorganization, which is subject to the satisfaction of various conditions, the Company's ability to fully implement the terms of the plan of reorganization, the continuing strength of the Company's financial condition, the Company's ability to continue to generate positive operating results, economic factors, government regulation, political uncertainty, currency fluctuation, interest rates, and other factors beyond the Company's control.
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                                   SIGNATURES


               Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this to be on its behalf by the undersigned hereunto duly authorized.

                                         GENCOR INDUSTRIES, INC.
                                             (Registrant )


  Date:  July 11, 2001                   By: ____________________
                                               John E. Elliott
                                               Executive Vice President